LIST OF SUBSIDIARIES OF THE REGISTRANT,  JURISDICTION OF INCORPORATION  AND
     PERCENTAGE OF OWNERSHIP

     1.   United  Shareholder  Services,   Inc.;  Texas;   wholly-owned  by  the
          Registrant

     2.   A & B Mailers, Inc.; Texas; wholly-owned by the Registrant

     3. Securities Trust and Financial Company; Texas; wholly-owned by the Registrant

     4.   U.S.  Advisors   (Guernsey)   Limited;   Guernsey,   Channel  Islands;
          wholly-owned by the Registrant

     5. United Services Advisors (Canada) Inc.; Montreal, Quebec, Canada; 33% owned by theRegistrant